UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): October 16, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
539 Bryant Street, Suite 403
San Francisco, CA		94107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on August 1, 2007, Handheld Entertainment, Inc. (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with eBaum’s World, Inc., a New York corporation (“eBaum’s World”). Pursuant to the Asset Purchase Agreement, subject to certain closing conditions, the Company’s wholly owned subsidiary (“Acquisition Sub”) will acquire substantially all of the business and assets and assume certain liabilities of eBaum’s World for an aggregate purchase price of $52.5 million dollars consisting of a combination of cash and shares of common stock of the Company. The Company placed an earnest money deposit consisting of (i) 261,438 shares of its common stock and (ii) $350,000 in cash in escrow pending closing.

The Asset Purchase Agreement originally provided, among other things, that the Company and/or eBaum’s World may terminate the Asset Purchase Agreement if a closing of the acquisition has not occurred by October 15, 2007 (the “Exclusivity Deadline”). On October 16, 2007, the Company and eBaum’s World entered into a letter agreement (the “Letter Agreement”) extending the Exclusivity Deadline to November 15, 2007. In addition, the Company and eBaum’s World agreed to release the earnest money deposit from escrow to eBaum’s World and to credit an aggregate of $750,000 against the purchase price for the assets.

Pursuant to the terms of the Letter Agreement, Neil Bauman and/or Eric Bauman, the principals of eBaum’s World, have agreed to purchase, at the closing of the Company’s sale of convertible debentures and warrants to YA Global Investments, L.P. pursuant to a Securities Purchase Agreement dated as of August 2, 2007 (the “Debenture Closing”), an aggregate of (i) $2 million principal amount of convertible debentures, (ii) warrants to purchase up to 263,158 shares of the Company’s common stock at an initial exercise price of $1.90 per share and (iii) warrants to purchase up to 239,234 shares of the Company’s common stock at an initial exercise price of $2.09 per share. Furthermore, the Letter Agreement provides Neil Bauman and/or Eric Bauman with the option, exercisable on or prior to the Debenture Closing, to purchase an additional aggregate of up to (a) $1 million principal amount of convertible debentures, (b) warrants to purchase up to 131,579 shares of the Company’s common stock at an initial exercise price of $1.90 per share and (iii) warrants to purchase up to 119,617 shares of the Company’s common stock at an initial exercise price of $2.09 per share. These convertible debentures and warrants will have substantially the same terms and rights of payment as certain convertible debentures and warrants that the Company expects to sell to YA Global Investments, L.P., as reported in the Company’s Current Report on Form 8-K filed on August 6, 2007, except that the security interest granted in connection with the convertible debentures sold to Neil Bauman and/or Eric Bauman shall be subordinate to the security interest granted to YA Global Investments, L.P. and any security interest granted to eBaum’s World pursuant to the Asset Purchase Agreement.

Item 8.01 Other Events.

On October 16, 2007, the Company issued a press release announcing the entry into the Letter Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: October 16, 2007	By:	/s/ William J. Bush
Name: William J. Bush
Title: Chief Financial Officer & Secretary

Exhibit No.	Description
99.1	Press Release, dated October 16, 2007